Exhibit 3.1

THIRD AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
EDTECHX HOLDINGS ACQUISITION CORP. II

Pursuant to Section 242 of the
Delaware General Corporation Law

The undersigned, being a duly authorized officer of EDTECHX HOLDINGS ACQUISITION CORP. II (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is EdtechX Holdings Acquisition Corp. II

2.	The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on May 27, 2020, an Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on December 10, 2020, a first amendment to the Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on June 2, 2022 and a second amendment to the Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on December 16, 2022.

3.	This Amendment to the Amended and Restated Certificate of Incorporation further amends the Amended and Restated Certificate of Incorporation of the Corporation.

4.	This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of at least 65% of the outstanding shares of common stock at a meeting of stockholders in accordance with ARTICLE SIXTH of the Amended and Restated Certificate of Incorporation and the provisions of Sections 242 the General Corporation Law of the State of Delaware.

5.	Section A.3 of ARTICLE SIXTH is hereby deleted and replaced in its entirety as follows:

3.        “Termination Date” means December 15, 2023 (or March 15, 2024 if the Corporation has filed its registration statement on Form S-4 for its proposed business combination with zSpace Inc. with the Securities and Exchange Commission but such transaction has not been completed by December 15, 2023).

IN WITNESS WHEREOF, I have signed this Amendment to the Amended and Restated Certificate of Incorporation this 13th day of June, 2023.

/s/ Benjamin Vedrenne-Cloquet
Benjamin Vedrenne-Cloquet
Chief Executive Officer